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                                                                  EXHIBIT (g)(4)

                                 WESTCORE TRUST

                               AMENDMENT NO. 3 TO
                                CUSTODY AGREEMENT


                                                       -----------------, -----


Bank of New York
One Wall Street
New York, NY 10286

Dear Sirs:

         The purpose of this letter is to confirm that the undersigned, Westcore Trust (the "Trust"), a Massachusetts business trust, hereby appoints The Bank of New York ("BONY") to act as custodian of the property belonging to its International Small-Cap Value Fund on the terms and conditions set forth in the Custody Agreement ("Agreement") between the Trust and BONY, dated as of October 1, 1999, and for the compensation as agreed upon in writing from time to time by the Trust and BONY. Please sign below to accept this appointment and to agree that the Agreement is hereby amended to provide that BONY shall act as the custodian for the Trust's International Small-Cap Value Fund in accordance with the foregoing.

                                                     Very truly yours,

                                                     WESTCORE TRUST



                                                     By:
                                                        -----------------------
Accepted:

Bank of New York

By:
   ---------------------------
   Name:
   Title: